EXHIBIT 10.22


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                              CONSULTING AGREEMENT


                  This Consulting Agreement (the "Agreement") is entered into this 15th day of July 1998 by and between Carnegie International Corporation, a Colorado corporation (herein referred to as the "Company") and The Vadiari Group International (herein referred to as the "Consultant").

                                    RECITALS

                  WHEREAS, the Company is a public corporation with its common stock reported on the OTC/BB; and

                  WHEREAS, the Consultant has experience in the area of investor communications and financial and investor public relations, and

                  WHEREAS, the Company desires to engage the services of Consultant to assist and consult to the Company in matters concerning investor relations and to represent the Company in investors' communications and public relations with existing shareholders and brokers, dealers, and other investment professionals as to the Company's current and proposed activities;

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

                  1) Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company, for a term of eighteen (18) months commencing July 15, 1998 and ending eighteen (18) months from said date.

                  2) Duties of Consultant. The Consultant agrees to provide the following specified consulting services during the term specified in Section 1:

                           (a) Advise and assist the Company in developing and implementing appropriate plans and materials for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundations for subsequent financial public relations effort.

                           (b)      Introduce    the   Company   to    financial
                                    community;


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                           (c)      Maintain  an  awareness  during  the term of
                                    this  Agreement  of  the  Company's   plans,
                                    strategy and personnel, as they may evolve during such period, and advise and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

                           (d) Assist and advise the Company with respect to its (i) stockholder and investor
                                    relations,   (ii)  relations  with  brokers,
                                    dealers,   analysts  and  other   investment
                                    professionals, and (lit) financial public relations, generally;

                           (e) Perform the functions generally assigned to investor/stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries; reviewing press releases, reports and other communications with or to shareholders, the investment community and the general public; advising with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

                           (f) Disseminate information regarding the Company to brokers, dealers, other investment community professionals and the general investment public;

                           (g) Conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to advise them of the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment community professionals and the general investment public;

                           (h) At the Company's request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the company of the investments community implications thereof;

                           (i) Otherwise perform as the company's financial relations and public relations consultant; and;



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                           (j)      Make public  communications  and disclosures
                                    regarding  the Company only within the scope
                                    of  the  authorizations   conferred  by  the
                                    company and not make any such communications or disclosures of information not provided or authorized by the company.

                  3) Allocations of Time and Energies. The consultant hereby promises to perform and discharge well and faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representative of the Company in connection with the conduct of its financial and investor public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth hereinabove in a diligent and professional manner. The parties acknowledge and agree that although a disproportionately large amount of the effort to be expended and the costs to be incurred by the consultant are expected to occur upon and shortly after, and in any event, within the first several months of this Agreement, remuneration will be viewed to be earned pro-rata over the life of the contract.

                  4) Remuneration. As full and complete compensation for services described in this Agreement, the Company shall transfer to Consultant shares in such amounts and at such times as shall be described on Exhibit A which is attached hereto and incorporated herein by reference.

                  5) Additional Obligations of IR. Consultant agrees that, in connection with its investor relations services to the Company, Consultant will not make any payment in cash or in kind to any third party as an inducement to such party to engage in activities which could be deemed to constitute market manipulation or other improper practice, such as recommending the stock without disclosure of Consultant's engagement as a Consultant for the company or Consultant's financial interest in the Company. Consultant will indemnify the Company from all claims, liability, cost or other expenses. (Including reasonable attorney's fees) incurred by the Company as a result of any inaccurate information concerning the Company released by Consultant, unless such information was provided to Consultant by the Company.

                  6) Additional Obligations of the Company. The Company agrees that, in connection with this Agreement, it will indemnify Consultant from all claims, liability, costs or other expenses incurred (including reasonable attorney's fees) by Consultant as a result of any inaccurate or misleading information concerning the Company provided by the Company or any of its officers or directors to Consultant, or as a result of any breach by the Company of any of the terms and conditions of this Agreement or commission of acts illegal under securities laws



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by the  Company  or its  officers  or  directors.  The  Company  will  not  give
Consultant material non-public or other confidential information that Consultant should not be disseminating.

                  7) Expenses. Consultant agrees to pay for all its own expenses (phone, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizeable percentage of the Company's constituents, investor conference calls, etc.) approved by the Company in writing prior to its incurring an obligation for reimbursement. The Company agrees to mail due diligence and investor materials at the request of Consultant at the sole expense of the Company.

                  8) Indemnification. The company warrants and represents that all oral communications, within documents or materials, furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials not designated by the Company to the Consultant as "confidential" or "company private," excluding any such claims or litigation resulting from Consultant's dissemination of information not provided or authorized by the Company.

                  9)  Representations.  Consultant  represents  that  he is  not required to maintain any licenses and registrations under federal or any state regulations necessary to performing the services set forth herein. Consultant acknowledges that, to the best of his knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, it has not in the past or to the best of his knowledge, been the subject of any investigation, claim, decree or judgement involving any violation of the SEC, securities laws or NASD rules and regulations. Consultant further acknowledges that he is not a securities Broker Dealer or a registered investment advisor, and therefore is not required to communicate directly with shareholders or private investors.

                  10) Dissemination of Information. Consultant agrees to not disseminate information pertaining to the Company in the form of financial information, news releases, corporate reports or profiles, or other Such related information without the prior written authorization of the Company. Consultant agrees to indemnity the Company from such activities in the event Consultant fails to get prior written authorization for the release of said information.
 The Consultant will protect, indemnify and hold harmless the Company against any claims or litigation including any damages, liability, cost and reasonable attorney's fees with respect thereto



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resulting  from   Consultant's   communication  or  dissemination  of  any  said
information, documents or materials not designated by the Company to the Consultant as "confidential" or "company private," excluding any such claims or litigation resulting from Consultant's dissemination of information not provided or authorized by the Company.

                  11) Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in preparation of this Agreement. Consultant represents that he has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

                  12) Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

                  13) Attorney's Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default ' or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

                  14) Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

                  15) Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addresses to the other party at the address as set forth herein below:

          To the Company:          Mr. David Gable
                                   Carnegie International Corporation, Inc.
                                   11350 McCormick Road
                                   Executive Plaza #3, Suite 1001
                                   Hunt Valley, Maryland 21031



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          To the Consultant:       Mr. Chris Scoggin
                                   The Vadiari Group International
                                   P.O. Box 460427
                                   Houston, Texas 77056-8427

It is understood that either party may change the address to which notices shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

                  16) Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of Maryland. The parties agree that Baltimore County, Maryland will be the venue of any dispute and will have jurisdiction over all parties.

                  17) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities of remuneration under this Agreement, shall be settled by binding arbitration in Maryland, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction thereof The provisions of the Maryland Rules of Procedure and successor statutes, permitting expanded discovery proceedings shall be applicable to all disputes that are arbitrated under this paragraph.

                  18) Arbitration and Waiver of Jury Trial. ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT SHALL BE SUBJECT TO BINDING ARBITRATION TO BE HELD IN BALTIMORE COUNTY, MARYLAND BEFORE A RETIRED MARYLAND CIRCUIT COURT JUDGE. JUDGMENT ON THE ARBITRATOR'S AWARD SHALL BE FINAL AND BINDING, AND MAY BE ENTERED IN ANY COMPETENT COURT. AS A PRACTICAL MATTER, BY AGREEING TO ARBITRATE, ALL PARTIES ARE WAIVING JURY TRIAL.

                  19) Assignment. This Agreement, with the consent of the Company, may be assigned to a corporation, limited liability company, partnership, or unincorporated organization, owned or controlled by Consultant, at the sole discretion of Consultant, any time during the term of the Agreement, without the consent of the Company. Given the unique and personal nature of the services to be provided by Consultant, no other assignment shall be permitted without the prior written consent of the Company.

                  20) Complete Agreement. This Agreement instrument contains the entire Agreement of the parties relating to the subject matter hereof. This Agreement and its terms



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may not be changed  orally,  but only by an agreement in writing,  signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

Agreed to and signed this 15th day of July, 1998:

Carnegie International Corporation               The Vadiari Group International



By:/s/ E. David Gable                            By:  /s/ Tina S. Alexander
   ------------------                                 ---------------------
       E. David Gable                                     Tina S. Alexander



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                                    EXHIBIT A


200,847.5 Preferred Series B shares of Carnegie International Corporation which shall be convertible to 2,008,475 Common shares of the Corporation (which is based on 4.99% of the issued shares of the Company as of July 15, 1998) with piggyback registration rights. Said Shares shall be convertible only upon the common share price of the Company maintaining an average (bid) trading price of two dollars ($2.00) per share for a period of at least thirty (30) days. In the event said trading price of the Company does not reach $2.00 per share by December 31, 1998, or in the event the 30 day average common Share price does not hold at $2.00 per share for more than thirty (30) days on or before February 15, 1999, this Agreement may be terminated at the sole and exclusive option of the Company, in which case all of the Consultant's Preferred Shares shall automatically revert back to the Company. The Company's option to terminate shall continue and not expire. In the event of said termination, the Company shall issue to the Consultant, as Consultant's total compensation, 100,423.8 shares of CAGI common, which represents five percent (5%) of the common shares to which it would have been entitled had it performed fully in accordance with the terms hereof.

INITIALS:  /s/ TSA                          /s/ EDG
           -------                          -------



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